Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact: Jeff Taylor
Franklin Electric Co., Inc.
260.824.2900

Franklin Electric Announces Execution of Definitive Agreement for the Acquisition of Barnes de Colombia

Strategic Acquisition to Enhance Growth in Latin America

Fort Wayne, IN – February 14, 2025 – Franklin Electric Co., Inc. (NASDAQ: FELE) Fort Wayne, Indiana, USA-based Franklin has signed a definitive agreement to acquire Barnes de Colombia S.A., a leading manufacturer and distributor of industrial and commercial pumps based in Cota, Cundinamarca, Colombia. This acquisition aligns with Franklin Electric's long-term growth and diversification goals, providing significant opportunities for expansion in Latin America.

Barnes de Colombia, also operating under the WDM brand in certain countries including the US, is headquartered near Bogotá, Colombia. It has two manufacturing facilities and over eight stocking locations in Colombia, as well as assembly facilities in Mexico, Brazil, and Argentina, and local warehouses in Guatemala, Panama, Ecuador, Peru, and Chile.

The acquisition enhances Franklin Electric's product portfolio and market presence in key Latin American regions. Barnes de Colombia's strong market position in Colombia and established operations in Mexico, Argentina, Brazil, and other Latin American countries is expected to help accelerate Franklin´s growth in the region. This acquisition supports Franklin Electric's strategic goals of diversifying its product line and enhancing supply chain resilience while leveraging Barnes de Colombia's robust distribution network and customer relationships.

"We are thrilled to welcome Barnes de Colombia to the Franklin Electric family," said Joe Ruzynski, CEO of Franklin Electric. "This acquisition not only strengthens our presence in the high-growth Latin American markets but also enhances our ability to serve our customers with an expanded portfolio of innovative and high-quality products. Barnes’ approximately 400 team members and manufacturing and foundry capabilities will enhance our operating footprint materially and we are excited for these new team members and operations to contribute meaningfully to our growth and success. Together, we will continue to rely on our Key Factors for Success - quality, availability, service, innovation and cost - to deliver outstanding value to our customers."

The acquisition is subject to customary closing conditions, including Colombian antitrust clearance. Franklin Electric expects the acquisition to close on or about March 1, 2025.

Seale & Associates provided investment banking services to Barnes de Colombia and its owners in connection with the acquisition. Garrigues (Colombia and Mexico) provided legal counsel to Franklin Electric, and Brigard Urrutia provided legal counsel to Barnes de Colombia.

About Franklin Electric
Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers worldwide in residential, commercial, agricultural, industrial, municipal, and fueling applications. Franklin Electric is proud to be recognized in Newsweek’s lists of America’s Most Responsible Companies 2024, Most Trustworthy Companies 2024, and Greenest Companies 2025; Best Places to Work in Indiana 2024; and America’s Climate Leaders 2024 by USA Today.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements